[LETTERHEAD OF LEWIS, RICE & FINGERSH, L.C.]

                                                                  EXHIBIT 5



                                 April 14, 1999


CNB Bancshares, Inc.
20 N.W. Third Street
Evansville, Indiana 47739

     RE: REGISTRATION STATEMENT ON FORM S-8 FOR 500,000 SHARES OF COMMON STOCK UNDER THE CNB BANCSHARES, INC. CITIZENS INCENTIVE SAVINGS PLAN

Gentlemen:

     You have requested our opinion in connection with the registration of 500,000 shares of Common Stock of CNB Bancshares, Inc. (the "Company") under the Company's Citizens Incentive Savings Plan (the "Plan").

     As counsel to the Company, we have participated in the preparation of its Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to the Common Stock. We have examined and are familiar with the Company's Articles of Incorporation, Bylaws, records of corporate proceedings, the Plan and such other documents and records as we have considered appropriate.

     Based upon the foregoing, we are of the opinion that the Common Stock will, if issued and delivered in accordance with the terms and provisions of the Plan, be valid and binding obligations of the Company enforceable in accordance with the terms of the Plan. Our opinion is qualified to the extent that enforcement of the Obligations may be subject to applicable federal or state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, or other laws or court decisions relating or affecting the rights of creditors generally and may be limited by equitable principles of general applicability, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination, and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law or whether codified by statutes).

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              LEWIS, RICE & FINGERSH, L.C.

                              /s/ LEWIS, RICE & FINGERSH, L.C.